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                                                                    Exhibit 99.1

                              CNB Holdings, Inc.
              Proxy Solicited on Behalf of the Board of Directors

          The undersigned hereby appoints ___________________ and _________________, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at a Special Meeting of Shareholders of CNB Holdings, Inc. ("CNB") to be held at the _____________________________________, Virginia, on ___________ __, 2000 at ___ _.m., local time, or any adjournments thereof, for the following purposes:

     1. To approve the Agreement and Plan of Merger, dated as of July 10, 2000, by and between CNB and FNB Corporation ("FNB"), and a related Plan of Merger, which provides for the merger of CNB and FNB resulting in Community National Bank becoming a wholly-owned subsidiary of FNB. The Plan of Merger is enclosed with the accompanying Proxy Statement as Appendix A.

          [    ]  FOR    [    ]  AGAINST    [    ]  ABSTAIN

     2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof, including to vote in favor of an adjournment of the meeting, if necessary, in order to solicit additional votes in favor of approval of the Agreement and Plan of Merger.

          [    ]  FOR    [    ]  AGAINST    [    ]  ABSTAIN

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1.


_______________________________          _____________________________________
        Printed Name                                   Signature

                                         _____________________________________
                                                       Signature

                                         Dated:  _____________, 2000

                                         (If signing as Attorney, Administrator,
                                         Executor, Guardian or Trustee, please
                                         add your title as such.)

                  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY